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                                    Exhibit A


FOR RELEASE AUGUST 30, 2001

Contact: Jim Taylor, Chief Financial Officer
972-869-3400
jtaylor@thomasgroup.com

[X] MID-YEAR REVIEW CONFERENCE CALL

Irving, Texas, August 30, 2001: - Thomas Group, Inc (NASDAQ:TGIS) WE WOULD LIKE TO INVITE YOU TO PARTICIPATE IN A CONFERENCE CALL WITH SENIOR MANAGEMENT OF THOMAS GROUP, INC.

NASDAQ/NMS SYMBOL:  TGIS
FRIDAY, SEPTEMBER 7, 2001
9:00 A.M. CDT, 10:00 A.M. EDT

To participate in the Conference Call, please call 800-450-0788 from the U.S., or 612-288-0337 from outside the U.S., on Friday, September 7, 2001 at 8:55 a.m. CDT/9:55 a.m. EDT. You will need to know the name of

the call:                                Mid-Year Review Conference Call
the company contact:                     Jim Taylor

Interactive participation in the call will be limited to investment professionals. As time allows, speakers will also answer questions sent in by e-mail when e-mails are received before 10:00 a.m. CDT on Thursday, September 6, 2001. Send e-mail questions to jtaylor@thomasgroup.com. Please identify the name, affiliation, and daytime phone number of sender.

Additionally, any interested party may listen to a live broadcast of the call via the Internet by logging on to www.vcall.com. Interested persons are encouraged to log on to vcall approximately 15 minutes prior to the designated start time in case they need to download any software. For those unable to listen to the live broadcast, a replay will be available at the same web site beginning immediately after the conclusion of the call and continuing through midnight on September 14, 2001.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT JIM TAYLOR AT 972-869-3400. THANK YOU.

For playback of the conference call, beginning 12:30 a.m. 9/07/01 and ending 11:59 p.m. on 9/14/01, U.S. callers may call 800-475-6701 and international callers may call 320-365-3844. The Conference Call Replay ID# is 601670.